SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 18, 2010

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 18, 2010, Cortex Pharmaceuticals, Inc. (the “Company”) repriced a common stock purchase warrant held by an existing institutional investor (the “Investor”). The Company repriced the warrant in exchange for the Investor’s consent and waiver with respect to the previously reported financing with Samyang Optics Co., Ltd.

The warrant covered by the repricing is exercisable into 6,941,176 shares of common stock and was originally issued to the Investor on April 17, 2009 (the “Warrant”). The exercise price of the Warrant was reduced from $0.3401 per share to $0.2721 per share. Except for the foregoing reduction in the exercise price of the Warrant, the terms of the Warrant were unaffected.

In order to effect the repricing, the Company issued an amendment to the Warrant reflecting the new exercise price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

February 23, 2010	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer
and Corporate Secretary